UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)
350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on September 30, 2011, the U.S. Department of Energy (“DOE”) finalized a federal loan and loan guarantee of up to $646 million to support project financing for the Antelope Valley Solar Ranch One (“AVSR”) project, a 230-megawatt solar photovoltaic project in northern Los Angeles County, California, which First Solar, Inc. (“First Solar”) developed, sold to Exelon Corporation (“Exelon”) and will build, operate and maintain. As previously reported on a Current Report on Form 8-K filed with the Commission on February 9, 2012 (the “February 9, 2012 Form 8-K”), Exelon and First Solar had agreed to extend the timeframe for initial funding of the DOE loan for AVSR to February 24, 2012.

Changes to the construction permit for AVSR referenced in the February 9, 2012 Form 8-K have been approved by the governmental body that issued the permit. Exelon and First Solar have agreed to extend their deadline for initial funding of the DOE loan for AVSR to April 6, 2012 to allow sufficient time for the initial funding to occur. The DOE had previously extended to April 6, 2012 the date by which the initial funding must occur. Construction of AVSR has been proceeding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: February 23, 2012	By:	/s/	Mary Beth Gustafsson
	Name:		Mary Beth Gustafsson
	Title:		Executive Vice President, General Counsel and Secretary